Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Forbes Energy Services Ltd.*

(Exact name of registrant as specified in its charter)

Texas**	1389	98-0581100

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of principal executive offices)		(Zip code)

* SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

9% Senior Notes due 2019

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

* Includes existing domestic significant restricted subsidiaries guaranteeing the securities being registered hereby, which are also registrants. Information about these additional registrants appears below.

TABLE OF ISSUER AND SUBSIDIARY GUARANTOR REGISTRANTS

(Exact name of Additional Registrant as Specified in its Charter)(1)	(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification Number
Forbes Energy Services Ltd. (Issuer)	Texas	1389	98-0581100

Forbes Energy Services LLC	Delaware	1389	26-1686176

C.C. Forbes, LLC	Delaware	1389	16-1685695

TX Energy Services, LLC	Delaware	1389	74-2505843

Superior Tubing Testers, LLC	Delaware	1389	20-0905969

Forbes Energy International, LLC	Delaware	1389	26-3536617

(1)	The address for each issuer and subsidiary guarantor registrant is 3000 South Business Highway 281, Alice, Texas, 78332.

** As of August 12, 2011, Forbes Energy Services Ltd. changed its jurisdiction of incorporation from Bermuda to Texas, by discontinuing from Bermuda and converting into a Texas corporation.

Item 1. General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.            Not applicable.

Item 16.  List of Exhibits.            List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*     Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 6th day of September, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 6

September 6, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed Vice President